SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Canadian Credit Agreement

On May 20, 2010, Standard Motor Products, Inc. and certain of its wholly owned subsidiaries (the “Company”) amended its Credit Agreement, dated as of December 29, 2005, as further amended (the “Canadian Credit Agreement”), with GE Canada Finance Holding Company, for itself and as agent for the lenders. The amended Canadian Credit Agreement provides for the conversion of the $10 million term loan into a revolving credit facility. The amendment also modifies certain provisions of the amended Canadian Credit Agreement to parallel the revolving credit provisions of the US Credit Agreement (defined below).

Amendment to US Credit Agreement

On May 20, 2010, the Company amended its Second Amended and Restated Credit Agreement dated as of March 20, 2007, as further amended (the “US Credit Agreement”), with General Electric Capital Corporation, as agent, and a syndicate of lenders for a secured revolving credit facility. The amended US Credit Agreement makes certain technical changes to certain definitions and other provisions to reflect the revolving credit facility of the amended Canadian Credit Agreement discussed above.

We maintain ordinary banking relationships with General Electric Capital Corporation, certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

The descriptions set forth above are qualified by (a) Amendment No. 5 to Credit Agreement filed herewith as exhibit 10.32 and (b) Amendment No. 8 to Second Amended and Restated Credit Agreement filed herewith as exhibit 10.33.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 20, 2010, the Company held its Annual Meeting of Stockholders at the offices of JPMorgan Chase, 277 Park Avenue, New York, New York. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of nine Directors to serve for the ensuing year and until their successors are elected:
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Gerrity	16,296,037	211,042	3,356,343
Pamela Forbes Lieberman	16,361,246	145,833	3,356,343
Arthur S. Sills	16,155,870	351,209	3,356,343
Lawrence I. Sills	16,149,638	357,441	3,356,343
Peter J. Sills	16,182,851	324,228	3,356,343
Frederick D. Sturdivant	16,360,218	146,861	3,356,343
William H. Turner	16,294,412	212,667	3,356,343
Richard S. Ward	16,361,425	145,654	3,356,343
Roger M. Widmann	16,361,243	145,836	3,356,343

(b)	Ratification of Appointment of Grant Thornton LLP as the Company’s Registered Public Accounting Firm for the year ended December 31, 2009:

Votes For	Votes Against	Broker Non-Votes
19,765,559	39,822	14,882

Item 8.01.  Other Events

On November 23, 2009, the Company amended the US Credit Agreement, whereby the lenders consented to the sale of the Company’s European distribution business. The description set forth above is qualified by Amendment No. 7 to Second Amended and Restated Credit Agreement filed herewith as exhibit 10.31.

Item 9.01.  Financial Statements and Exhibits

  (c) Exhibits.

10.31
Amendment No. 7 to Second Amended and Restated Credit Agreement, dated as of November 23, 2009, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.32
Amendment No. 5 to Credit Agreement, dated as of May 20, 2010, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

10.33
Amendment No. 8 to Second Amended and Restated Credit Agreement, dated as of May 20, 2010, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 20, 2010

Exhibit Index

Exhibit No.	Description

10.31
Amendment No. 7 to Second Amended and Restated Credit Agreement, dated as of November 23, 2009, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.32
Amendment No. 5 to Credit Agreement, dated as of May 20, 2010, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

10.33
Amendment No. 8 to Second Amended and Restated Credit Agreement, dated as of May 20, 2010, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wachovia Bank, N.A., as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.